Exhibit 99.1

PRESS RELEASE

ROYALTY PHARMA HIGHLIGHTS ACCOMPLISHMENTS AND PROVIDES BUSINESS UPDATE AT 41ST ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

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2022 Net cash provided by operating activities (GAAP) expected to be approximately $2,140 million to $2,150 million; 2022 Adjusted Cash Receipts(1) (non-GAAP) expected to be approximately $2,785 million to $2,790 million, towards the upper end of guidance range

•	Announced transactions of $10 billion since 2020 expected to add ~$1 billion to Adjusted Cash Receipts(1) (non-GAAP) in 2025

NEW YORK, NY, January 9, 2023 - Royalty Pharma plc (Nasdaq: RPRX) today provided an update on its business performance, including recent key accomplishments and the full year 2022 outlook for Net cash provided by operating activities (GAAP financial measure) and Adjusted Cash Receipts(1) (non-GAAP financial measure). Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer, will discuss these updates today as part of a webcast presentation at the 41st Annual J.P. Morgan Healthcare Conference to be held at 11:15 a.m. Eastern Time / 8:15 a.m. Pacific Time.

“Royalty Pharma delivered outstanding performance in 2022,” said Pablo Legorreta. “We deployed substantial capital and added royalties on six new therapies, ranging from an approved, growing blockbuster to exciting development-stage therapies in areas of high unmet patient need. Further, we hosted our inaugural Investor Day, highlighting our talented team, the unique strength of our business model, and our strategy to drive long-term, compounding growth. Lastly, we expect to achieve the upper end of our 2022 financial guidance, putting us in a strong position to accelerate innovation in life sciences and transform patient lives globally.”

Strong 2022 Financial Performance

Based on preliminary unaudited fourth quarter 2022 results, Royalty Pharma expects Net cash provided by operating activities (GAAP) to be approximately $2,140 million to $2,150 million for full year 2022. Additionally, Royalty Pharma now expects to deliver Adjusted Cash Receipts(1) (non-GAAP) for full year 2022 of approximately $2,785 million to $2,790 million, which is towards the upper end of its guidance range of $2,750 million to $2,800 million and represents growth of 31% year-over-year. This strong double-digit growth in Adjusted Cash Receipts reflects the strong performance of Royalty Pharma’s diversified royalty portfolio as well as the acceleration of payments related to Pfizer’s acquisition of Biohaven. Importantly, the growth in Adjusted Cash Receipts was achieved despite a significant decline in two of Royalty Pharma’s largest royalties in previous years, the HIV and DPP-IV franchises, highlighting the resilience of the business model with a unique ability to grow through royalty expirations.

Royalty Pharma’s preliminary unaudited fourth quarter 2022 results provided in this press release are subject to change in connection with the completion of the company’s final closing procedures, final adjustments and other developments that may arise in the course of the preparation or audit of its financial statements. Royalty Pharma’s management will host a conference call to discuss Royalty Pharma’s fourth quarter and full year 2022 results in February.

PRESS RELEASE

Strong Capital Deployment Added Innovative Therapies, Enhancing Long-term Growth

Since 2020, Royalty Pharma has announced transactions of $10 billion, including $3.4 billion in 2022. Important additions to Royalty Pharma’s portfolio in the past year have included the growing respiratory therapy, Trelegy, as well as the potentially practice-changing, development-stage compounds, olpasiran and aficamten (both for cardiovascular disease) and MK-8189 (schizophrenia). In total, 29 unique therapies have been added to the company’s portfolio since 2020 (of which 14 are either currently or projected to be blockbusters that generate annual sales of $1 billion or more based on consensus estimates). These new medicines are expected to make a significant contribution to Royalty Pharma’s financial performance in the coming years. In aggregate, based on consensus sales forecasts, investments made since 2020 are estimated to add approximately $1 billion to Royalty Pharma’s annual Adjusted Cash Receipts(1) (non-GAAP) in 2025.

Biotech Funding Environment Driving New Royalty Opportunities

The biopharmaceutical ecosystem is generating significant demands for capital to fund the ongoing wave of healthcare innovation. Reflecting this positive market backdrop, between 2019 and 2022, the number of initial and in-depth reviews of new royalty opportunities conducted by Royalty Pharma increased by 75%, resulting in a 55% increase in announced annual transaction value (from $2.2 billion in 2019 to $3.4 billion in 2022). Looking ahead, Royalty Pharma estimates that the biopharma ecosystem will cumulatively spend more than $4 trillion to fund life sciences research and development over the next decade (of which unprofitable biopoharma will spend more than $1 trillion including SG&A), which is expected to generate many new royalty opportunities.

Given Royalty Pharma’s unique role at the heart of funding life sciences innovation, Royalty Pharma believes that there will be significant opportunity to deploy capital and fund innovation, while creating value for its stakeholders. This is reflected in the company’s capital deployment target of $10 billion to $12 billion over the next five years and in Royalty Pharma’s expectation that it has the potential over the longer term to double its average annual capital deployment to $4 billion to $5 billion.

Webcast of J.P. Morgan Healthcare Conference

Royalty Pharma will present at the 41st Annual J.P. Morgan Healthcare Conference at 11:15 a.m. ET / 8:15 a.m. PT today. The webcast will be accessible from Royalty Pharma’s “Events” page at https://www.royaltypharma.com/investors/news-and-events/events. The webcast will also be archived for a minimum of thirty days.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly—directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 35 commercial products, including Vertex’s Trikafta, Kalydeco, Orkambi and Symdeko, Biogen’s Tysabri, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, GSK’s Trelegy, Novartis’ Promacta, Pfizer’s Nurtec ODT, Johnson & Johnson’s Tremfya, Roche’s Evrysdi, Gilead’s Trodelvy, and 12 development-stage product candidates.

PRESS RELEASE

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (SEC). You may get these documents by visiting EDGAR on the SEC website at www.sec.gov.

PRESS RELEASE

Use of Non-GAAP Measures

Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow are non-GAAP measures presented as supplemental measures to Royalty Pharma’s GAAP financial performance. These non-GAAP financial measures exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. In each case, because operating performance is a function of liquidity, the non-GAAP measures used by management are presented and defined as supplemental liquidity measures. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow may not be the same as similar measures used by other companies. Not all companies and analysts calculate the non-GAAP measures Royalty Pharma uses in the same manner. Royalty Pharma compensates for these limitations by using non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures, in each case being net cash provided by operating activities. Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow provide meaningful information about its operating performance because the business is heavily reliant on its ability to generate consistent cash flows and these measures reflect the core cash collections and cash charges comprising its operating results. Management strongly believes that Royalty Pharma’s significant operating cash flow is one of the attributes that attracts potential investors to its business.

In addition, Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow help identify underlying trends in the business and permit investors to more fully understand how management assesses the performance of the company, including planning and forecasting for future periods. Adjusted Cash Receipts and Adjusted Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Both measures are an indication of the strength of the company and the performance of the business. Management uses Adjusted Cash Receipts and Adjusted Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, voluntary debt repayments, dividends and other discretionary investments. Further, these non-GAAP financial measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities. Management believes that Adjusted EBITDA is an important non-GAAP measure in analyzing liquidity and is a key component of certain material covenants contained within the company’s Credit Agreement. Noncompliance with the interest coverage ratio and leverage ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of Royalty Pharma’s liquidity.

Management uses Adjusted Cash Flow to evaluate its ability to generate cash and performance of the business and to evaluate the company’s performance as compared to its peer group. Management also uses Adjusted Cash Flow to compare its performance against non-GAAP adjusted net income measures used by many companies in the biopharmaceutical industry, even though each company may customize its own calculation and therefore one company’s metric may not be directly comparable to another’s. Royalty Pharma believes that non-GAAP financial measures, including Adjusted Cash Flow, are frequently used by securities analysts, investors and other interested parties to evaluate companies in Royalty Pharma’s industry.

PRESS RELEASE

The non-GAAP financial measures used in this press release have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP. The company has provided a reconciliation of Adjusted Cash Receipts as used in this press release at Table 1.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com

Table 1 – GAAP to Non-GAAP Reconciliation (unaudited)

($ in millions)	Full-year 2022
Net cash provided by operating activities (GAAP)	$2,140 - 2,150
Adjustments:
Proceeds from available for sale debt securities(2)(3)	540 - 545
Interest paid, net(2)	144 - 145
Development-stage funding payments - ongoing	2 - 3
Development-stage funding payments - upfront and milestone	170 - 175
Payments for operating and professional costs	220 - 225
Distributions to non-controlling interests(2)	(435 - 445)
Adjusted Cash Receipts(1) (non-GAAP)	$2,785 - 2,790
Amounts may not add due to ranges presented by line item.

Notes

(1)

Adjusted Cash Receipts is a measure calculated with inputs directly from the statement of cash flows and includes (1) royalty receipts by product: (i) Cash collections from royalty assets (financial assets and intangible assets), (ii) Other royalty cash collections, (iii) Distributions from equity method investees, plus (2) Proceeds from available for sale debt securities; less (3) Distributions to non-controlling interests, which represent contractual distributions of royalty receipts and proceeds from available for sale debt securities to the Company’s historical non-controlling interests related to the Legacy Investors Partnerships and Royalty Pharma Select Finance Trust (RPSFT). See Royalty Pharma’s Annual Report on Form 10-K filed with the SEC on February 15, 2022 for additional discussion.

(2)	The table below shows the line item for each adjustment and the direct location for such line item on the statement of cash flows.

Reconciling Adjustment	Statement of Cash Flows Classification

Proceeds from available for sale debt securities	Investing activities

Distributions to non-controlling interests	Financing activities

Interest paid, net	Operating activities (Interest paid less Interest received)

3)	Receipts from the redemption of Royalty Pharma’s Series A and Series B Biohaven Preferred Shares are presented as Proceeds from available for sale debt securities on the statement of cash flows.